Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Joaquín Galindo, Fernando Gardeweg and Luis Ignacio Quiñones, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on any form that Empresa Nacional de Electricidad S.A. (the “Company”) is then eligible to use and any and all amendments (including post-effective amendments) and supplements thereto and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act relating to the shelf registration of debt securities, as approved in the resolutions by the Board of Directors of the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jorge Rosenblut R. Jorge Rosenblut R.	Chairman of the Board	March 27, 2014

/s/ Paolo Bondi Paolo Bondi	Vice Chairman	March 27, 2014

/s/ Alfredo Arahuetes G. Alfredo Arahuetes G.	Director	March 27, 2014

/s/ Jaime Bauzá B. Jaime Bauzá B.	Director	March 27, 2014

/s/ Francesco Buresti Francesco Buresti	Director	March 27, 2014

/s/ Enrique Cibié B. Enrique Cibié B.	Director	March 27, 2014

Director
Vittorio Corbo L.

/s/ Felipe Lamarca C. Felipe Lamarca C.	Director	March 27, 2014

/s/ Manuel Morán C. Manuel Morán C.	Director	March 27, 2014

/s/ Joaquín Galindo V. Joaquín Galindo V.	Chief Executive Officer (principal executive officer)	March 27, 2014

/s/ Fernando Gardeweg R. Fernando Gardeweg R.	Chief Financial Officer (principal financial and principal accounting officer)	March 27, 2014